UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Buffalo Wild Wings, Inc.

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On April 24, 2017, Buffalo Wild Wings, Inc. posted the following materials relating to the upcoming 2017 Annual Meeting of Shareholders to be held on June 2, 2017 on its website at ir.buffalowildwings.com.

TERMS

This Annual Meeting 2017 website (this "Website") has been prepared on behalf of Buffalo Wild Wings, Inc. in connection with its annual meeting of shareholders scheduled to be held on June 2, 2017 (the "2017 Annual Meeting").

The company disclaims any obligation to correct, update or revise this Website or to otherwise provide any additional materials to visitors to this Website. Neither the company nor any of its directors, officers, employees or other affiliates makes any representation or warranty, express or implied, as to the accuracy, fairness or completeness of the information contained in this Website and you agree and acknowledge that you will not rely on any such information. Under no circumstances is this Website to be used or considered as an offer to sell or a solicitation of an offer to buy any company securities. This Website is the exclusive property of Buffalo Wild Wings, Inc. and may not be reproduced or distributed, in whole or in part, without the express prior written consent of Buffalo Wild Wings, Inc.

CAUTIONARY STATEMENT REGARDING CERTAIN STATEMENTS

You are urged to exercise caution in considering any trends or guidance disclosed in this Website. This Website contains or may contain "forward-looking statements" within the meaning of the federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statement that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including the factors described under "Risk Factors" in Part I, Item 1A of the company's Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports the company files with the SEC. The company does not assume any obligation to publicly update any forward-looking statement after the date it is made, whether as a result of new information, future events or otherwise.

The company has neither sought nor obtained the consent from any third party to use any statements or information contained in this Website. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for the views expressed on this Website.

IMPORTANT INFORMATION

Buffalo Wild Wings, Inc., its directors and certain of its executive officers and employees are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 Annual Meeting. Information concerning the identity and interests of these persons is available in the definitive proxy statement Buffalo Wild Wings filed with the SEC on April 21, 2017.

The definitive proxy statement, any amendments thereto and any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the definitive proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.

AFFIRMATION

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SHAREHOLDER LETTERS

April 21, 2017 Shareholder Letter

PRESS RELEASES

Buffalo Wild Wings Files Definitive Proxy Materials

Buffalo Wild Wings Retains The Cypress Group to Assist in Portfolio Optimization Initiative

WHAT OTHERS ARE SAYING

“No matter how you analyze the data, Buffalo Wild Wings is on the right track. Whether it’s annual same-store sales, average customer check, unit growth and volume –or the all-important popularity with and spending by the most populous generational segment, Millennials –we think Buffalo Wild Wings’ recipe for success is not one to be altered to accommodate a short-term and uncertain vision by a minority shareholder group.

Mark Jones, Vice Chairman of the Franchise Business Services Board of Directors (March 13, 2017, press release by Franchise Business Services)

“Collaborative initiatives between the Company and Franchisees around loyalty, order and pay at the table, merchant acquirer and EMV compliance, reduction of remodel costs, launch of a system-wide food safety program, food innovation, online ordering and delivery services are all examples of the efforts by current management to enhance the guest experience and increase store profitability.”

Wray Hutchinson, Chairman, Franchise Business Services

“We are listening to Marcato, but just because they are a five percent owner doesn’t mean they know…how to achieve even more success…[The franchisees that also own stock] will vote in support of our current Board members and…team.

Wray Hutchinson, Chairman of the independent franchise association (March 13, 2017, press release by Franchise Business Services)

“Management’s willingness to explore incremental shifts in strategy (e.g. acknowledging the need for a modest amount of refranchising, but well short of what some of the bulls would like to see), reducing unit development and significantly upping share repurchases are all steps in the right direction.”

Morgan Stanley, (February 2017)

“We believe the company’s more comprehensive strategic plan and aggressive share repurchase program better support the company for the longer-term.”

Telsey Advisory Group, (February 2017)

“New CFO Ware discussed his thoughts on the strength of the brand and of bringing some different business practices to the company, while emphasizing opportunities to reignite growth and unlock shareholder value through a five-point strategic plan. Multiple initiatives to drive sales, margins & earnings highlight a more aggressive approach, but execution now becomes the story. While it appears BWLD wasn't immune to casual dining sales headwinds in February, we're encouraged the brand returned to outperformance vs the industry and FY same-source sales guidance was unchanged.”

UBS, (March 2017)

“We were encouraged to hear that new initiatives in the QTD period have led to positive same-source sales growth and traffic, which we believe adds credibility to the Company's sales-driving initiatives.”

Stephens, (February 2017)

“Finally, recent activism from Marcato will undoubtedly involve an attempt to shift BWLD’s capital allocation strategy towards giving more cash back to shareholders via a shift towards a franchised store model and perhaps a cut in store growth. On one hand, there is certainly a logical argument to be made that BWLD should in fact pull back on its store growth platform, especially regarding new company-owned units. On the other hand, publicly-traded restaurants containing a modest top-line growth profile that are focused more on returning cash to shareholders generally carry forward earnings multiples in a high teen to low 20s range. We are therefore concerned the potential for a shift in strategy by BWLD to bulk up its shareholder return policy, while perhaps the correct decision at least in the short term, could place substantial pressure on the company’s valuation.”

Longbow Research, (January 2017)

“Despite the calls from activist investor, Marcato, to embark on a massive re-franchising effort, management indicated that no bids for locations had emerged over the past several months. We remain skeptical of a large-scale re-franchising effort and believe focusing efforts on improving sales and margins remains the best of use of management's time.”

Dougherty & Company, (October 2016)

“Aside from the logistical/operational issues of embarking on such a transformational strategy, our math does suggest there is accretion to shareholder value at current levels. However, it is more modest than some may believe and we are more attracted to BWLD’s risk/reward without pursuing a refranchising strategy.”

Oppenheimer, (September 2016)

[1] Permission to use quotations neither sought nor obtained.

OUR NOMINEES

Jerry R. Rose

Chairman of the Board

Director Since 2010

Age 66

Career Highlights and Experience:

Mr. Rose served as Corporate Vice President of Cargill, Inc. from 2004 to September 2012. Mr. Rose began his career at Cargill as a Financial Management Trainee and, during his 40-year tenure there, had multiple roles in the Accounting and Finance departments and gained extensive restaurant and supply chain expertise. Mr. Rose spent almost one half of his career working directly with a large number of restaurant chains, many of which were multi-national. Mr. Rose’s responsibilities included approving major dedicated supply chain operations and major innovation models, all of which required a significant understanding of each chain’s strategy. He drove the strategy for Cargill’s international investment activities and acquisitions, as well as serving as chair of the Cargill Business Excellence Committee, which focused on developing high-performance businesses in Cargill worldwide. Mr. Rose was assigned to Sunny Fresh Foods, where he worked for 12 years, rising to President in 1995. Under Rose’s leadership, Sunny Fresh Foods became the first food company to receive the Malcolm Baldrige Quality Award in 1999. He was a member of the Corporate Center and a platform leader for the Cargill Animal Nutrition, Animal Protein & Salt Platform and the Cargill BioFuels, BioIndustrial & Emerging Business Platform. He is a past member of the North Dakota and Arkansas State Societies of Certified Public Accountants and the American Institute of Certified Public Accountants.

Other Affiliations:

Daybreak Foods, a privately-held large egg production company operating in the United States, board and chairman since January, 2013

Additional Qualifications and Skills:

Mr. Rose is a financial expert who brings to our Board of Directors experience in strategic planning, acquisitions and capital allocation. He has senior management experience in a large global organization and brings experiences from the many restaurant companies he supported. He brings expertise in food production and processing, food manufacturing, financial markets, transportation and animal nutrition.

Cynthia L. Davis

Compensation Committee Chair; Governance Committee

Director Since 2014

Age 55

Career Highlights and Experience:

Ms. Davis served as an executive at Nike for 10 years, most recently as Vice President of Nike Inc. and President of Nike Golf from 2008 until her retirement in December 2014. In her role with Nike Golf, she led the $800 million global golf business, including all product, marketing, sports marketing, sales, operations, finance, legal, and human resources responsibilities. Davis drove innovative profitable growth and a team of elite athletes headlined by two of the most iconic golf athletes. To that end, in 2013, she was recognized as one of Sports Illustrated’s “50 Most Powerful People in Sports.” Prior to joining Nike in 2005, Davis was the Senior Vice President of Golf Sponsorships, Sports Marketing and New Media for the Golf Channel. Leading up to that, she was the President and CEO of The Arnold Palmer Golf Company after serving as Vice President of the Ladies Professional Golf Association (LPGA). Davis is a former chairperson of the National Golf Foundation (NGF) and has served on the Golf 20/20 Executive Committee.

Other Affiliations:

Kennametal Inc. board of directors, including service on its audit and governance committees, since December 2012

Additional Qualifications and Skills:

Through her business background, Ms. Davis brings to the Board of Directors significant global business leadership skills. She has experience in strategic planning, innovation and consumer initiatives, go-to-market profitable growth plans, and expertise in the sports industry. She also brings corporate governance experience to the Board, through her experience with other public companies.

Andre J. Fernandez

Governance Committee Chair; Audit Committee

Director Since 2016

Age 48

Career Highlights and Experience:

Mr. Fernandez is the President and Chief Executive Officer of CBS RADIO. In this role, Mr. Fernandez is responsible for the overall direction and management of that company, which includes 117 over-the-air radio stations in 26 major markets, production and distribution of original content in sports, news and entertainment, and production of live events and festivals. Prior to joining CBS RADIO, Mr. Fernandez worked for Journal Communications Inc. from October 2008 to March 2015, where he served in multiple operating, financial and strategy roles, most recently as the President and Chief Operating Officer. Previously, Mr. Fernandez served in a number of leadership roles of increasing responsibility at the General Electric Company, including Chief Financial Officer of Telemundo Communications; Chief Financial Officer and Controller of GE Latin America; Chief Financial Officer of GE Digital Energy; Assistant Treasurer of GE Corporate Treasury; and Chief Financial Officer of GE Capital Information Technology Solutions (ITS) Brazil. Additionally, Mr. Fernandez has been named to Billboard’s “Power 100” list which recognizes the most influential executives in the music industry and was ranked the second most powerful person in radio on Radio Ink’s “40 Most Powerful People in Radio” list.

Other Affiliations:

National Association of Broadcasters board of directors since May 2016.

Froedtert Health, a $2 billion academic healthcare system based in Wisconsin, board of directors since July 2011, Vice Chair from 2014 – 2016.

Television Bureau of Advertising, board member from 2014-2015.

Additional Qualifications and Skills:

Mr. Fernandez brings to the Board of Directors global executive leadership skills. He has experience in mergers & acquisitions, P&L management, strategic planning, marketing, digital, global operations and sales.

Janice L. Fields

Age 61

Career Highlights and Experience:

Ms. Fields served as President of McDonald’s USA, LLC, a subsidiary of McDonald’s Corporation, a fast food chain operator and franchiser, from January 2010 until her retirement in November 2012. Ms. Fields career at McDonald’s spanned more than 35 years. Ms. Fields held numerous other roles at McDonald’s, having started her career as a crew member. Prior to serving as President, she held several executive positions within McDonald’s USA, including U.S. Division President for the Central Division from 2003 through 2006 and Executive Vice President and Chief Operating Officer from 2006 through January 2010.

Other Affiliations:

Monsanto Corporation board of directors since 2008, chair of Sustainability and Corporate Responsibility Committee since 2015.

Chico’s FAS board of directors since 2013, chair of Corporate Governance and Nominating Committee since 2014.

Ronald McDonald House Charities Global Brand, a nonprofit organization supporting children’s health, board of directors since 2012.

Additional Qualifications and Skills:

Ms. Fields will bring to the Board of Directors a wealth of restaurant industry experience. She has expertise related in operations franchising, marketing, risk management, supply chain, human resources and strategic planning.

Harry A. Lawton

Compensation Committee

Director Since 2016

Age 42

Career Highlights and Experience:

Mr. Lawton has served as Senior Vice President of North America at eBay, Inc. since May 2015. At eBay, Mr. Lawton’s responsibilities include all functions for the Americas business unit, including merchandising, marketing, operations, business selling, consumer selling, and advertising. He also has global responsibility for shipping, payments and risk, and trust functions. Before joining eBay, Mr. Lawton held a number of leadership positions at Home Depot, Inc. from May 2005 until May 2015, including Senior Vice President of Merchandising of Hardlines, and Senior Vice President and President of that company’s online business. Prior to Home Depot, Mr. Lawton served as an Associate Principal for McKinsey & Company from 2000 to 2005.

Other Affiliations:

Children’s Discovery Museum of San Jose board of directors since 2015.

UVA Darden School corporate advisory board since 2011.

Additional Qualifications and Skills:

Mr. Lawton brings to our Board of Directors extensive experience in strategy development, consumer technologies, retail sales and global operations. He also contributes to the general management and strategic business development skills of our Board.

J. Oliver Maggard

Audit Committee

Director Since 1999

Age 62

Career Highlights and Experience:

Mr. Maggard has served as Managing Partner of Caymus Partners LLC, an investment banking firm, since October 2002, and as a Managing Partner of its affiliate Caymus Equity Partners, LLC, a private equity firm, since its founding in 2012. From January 1995 to October 2002, Mr. Maggard was a Managing Director and Partner of Regent Capital Management Corp., a private equity firm which he co-founded. Prior to founding Regent Capital, Mr. Maggard held various positions with Bankers Trust Company, Kidder Peabody & Company, Inc., Drexel Burnham Lambert Incorporated, and E.F. Hutton & Co.

Other Affiliations:

Serves as a director of four portfolio companies of Caymus Equity Partners, LLC, all privately held companies, including a chain of physical therapy facilities, a unit play in the consumer/wellness space, since 2016.

Additional Qualifications and Skills:

Mr. Maggard has significant financial experience and brings strong leadership to our Board of Directors and its Audit Committee. Throughout his career, he has advised and invested in numerous consumer oriented businesses, including multiple restaurant concepts. While reviewing hundreds of investment opportunities each year, he has a thorough understanding of the drivers of value in both public and private companies. He understands the importance of unit level economics as one of those value drivers, as well as how they have an impact on the financials of the overall company.

Sam B. Rovit

Age 59

Career Highlights and Experience:

Since October 2015, Mr. Rovit has served as President and Chief Executive Officer of CTI Foods, a leading provider of custom food solutions to major chain restaurants and food manufacturers. From September 2013 until March 2015, Mr. Rovit served as President of the Refrigerated Meals Business Unit at Kraft Foods, where he was responsible for managing iconic brands such as Oscar Mayer, Lunchables and Claussen Pickles. From February 2011 until August 2013, Rovit served as Kraft’s EVP, Strategy, and President of Planters Nuts. Prior to that, Mr. Rovit was President and CEO of Swift & Company, and he also served as Partner and Director at Bain & Company, Inc. where he led the firm’s Global Mergers & Acquisitions Practice.

Additional Qualifications and Skills:

Mr. Rovit is a seasoned executive with over 20 years of experience in the food services industry. He has built and led consumer retail brands, and managed and serviced complex manufacturing supply chains. He will provide the Board and company with valuable industry knowledge, management experience and insight into value-maximizing strategies.

Harmit J. Singh

Audit Committee Chair

Director Since 2016

Age 54

Career Highlights and Experience:

Mr. Singh has served as Executive Vice President and Chief Financial Officer at Levi Strauss & Co. since January 2013. He is responsible for managing that company’s finance, information technology, strategic sourcing and global business services functions globally. Previously, Mr. Singh was Executive Vice President and Chief Financial Officer of Hyatt Hotels Corporation from 2008 to December 2012. Prior to that, he spent 14 years at Yum! Brands, Inc. in a variety of global leadership roles including Senior Vice President and Chief Financial Officer of Yum Restaurants International (2005-2008) and Pizza Hut (2003-2005). Before joining Yum!, Mr. Singh worked in various financial capacities for American Express India & Area Countries.

Other Affiliations:

CNBC Global CFO Council, member 2105

Wall Street Journal CFO Network, member 2014

Avendra, LLC, board of directors and audit committee chair from 2009 to 2012.

Chartered Accountant from India

Additional Qualifications and Skills:

Mr. Singh brings to our Board of Directors broad financial knowledge across a variety of industries, including financial services, restaurants, hospitality and retail apparel. He also brings global experience in franchisee management, real estate and development, growth expansion and business turnarounds. He has worked with a diverse group of shareholders—both of public and private companies. During his professional career he has lived in 3 countries and 5 cities.

Sally J. Smith

Director Since 1996

Age 59

Career Highlights and Experience:

Ms. Smith has served as our Chief Executive Officer and President since July 1996. She served as our Chief Financial Officer from 1994 to 1996. Prior to joining Buffalo Wild Wings, she was the Chief Financial Officer of Dahlberg, Inc., the manufacturer and franchisor of Miracle-Ear hearing aids, from 1983 to 1994. Ms. Smith began her career with KPMG LLP, an international accounting and auditing firm. Ms. Smith is a CPA.

Other Affiliations:

Hormel Foods Corporation board of directors since 2014

Alerus Financial Corporation, a private chain of financial institutions based in Grand Forks, North Dakota, board of directors since 2007

Allina Health, a not-for-profit health care system with 13 hospitals and more than 90 clinics, board of directors since 2012

National Restaurant Association board of directors, including service as its chairperson in 2011

Additional Qualifications and Skills:

Ms. Smith has led our company through significant growth and success. Her financial background gives her focus on the details of restaurant economics and her involvement in the National Restaurant Association exposes her to the current issues in the restaurant industry. Her election as 2011 chairperson demonstrates that she is respected as an industry leader.

PROXY STATEMENT

Download the 2017 Proxy Statement PDF

CONTACTS

Investors

MacKenzie Partners, Inc.

Collect: (212) 929-5500

or

Toll-Free: (800) 322-2885

Media

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko / Nick Lamplough

(212) 355-4449

Voting website: www.proxyvoting.com/BWLD